UNITED STATES
ECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIOCUBE, INC.
(Name of registrant as specified in its charter)

Delaware	20-3547389
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1365 N. Courtenay Parkway, Suite A
Merritt Island, Florida 332953
(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

If this form relates to the registration of a class of                                                                                                                          If this form related to the registration of a class of
Securities pursuant to Section 12(b) of the Exchange                                                                                                                     securities pursuant to Section 12(g) of the
Act and is effective pursuant to General Instruction                                                                                                                      Exchange Act and is effective upon filing
A.(c), please check the following box.                                                                                                           pursuant to General Instruction A.(d), please
       [  ]                                                          check the following box.                                                                ]X]

Securities Act registration to which this form related:                                                                                                                             333-137920
                                                                                                                                                                         (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $0.001 par value per share

(Title of Class)

Item 1.                                Description of Registrant’s Securities to be Registered

BioCube, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder in the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form SB-2/A3 (File No. 333-154894), as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 20, 2007 (the “Registration Statement”) and in the prospectus included in the Registration Statement.

Item 2.                                Exhibits

Exhibit #	Description	Reference
3.1	Articles of Incorporation	Incorporated herein by reference to Exhibit 3.1 to our Form SB-2 filed on October 10, 2006.
3.1.1	Amendment to Articles of Incorporation dated August 17, 2007.	Incorporated herein by reference to Exhibit 3.3 to our Form 8-K filed on August 23, 2007.
3.1.2	Amendment to Articles of Incorporation dated August 21, 2009.	Incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed on August 27, 2009.
3.1.3	Amendment to Articles of Incorporation dated December 20, 2010.	Incorporated herein by reference to Exhibit 99 to our Form 8-K filed on December 20, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                   July 6, 2011

                                         BioCube, Inc.

                                         By:           /s/ Boris Rubizhevsky
                                              Boris Rubizhevsky, Chairman